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                             MCLAUGHLIN & STERN, LLP




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                                February 24, 1999


American Marine Recreation, Inc.
2202 33rd Street
Orlando, Florida 32839
Attn:  Joseph G. Pozo, Jr., President

         Re: Registration Statement on Form S-1, as amended (the "Registration Statement") SEC File No. 333-62699
                  ----------------------------------------------------
Gentlemen:

                  We refer to the public offering (the "Offering") of the following securities (collectively, the "Securities") of American Marine Recreation, Inc., a Delaware corporation (the "Company"), as described in the Registration Statement on Form S-1.

                  1. 2,472,500 shares of common stock of the Company, $.01 par value (the "Common Stock"); and

                  2. 215,000 warrants (the "Representatives' Warrants") granted to BlueStone Capital Partners, L.P. and Auerbach, Pollak & Richardson, Inc. (the "Representatives"), together with the shares of Common Stock contained therein, being registered on behalf of the Representatives.

                  In furnishing our opinion, we have examined copies of the Registration Statement and the Exhibits thereto. We have conferred with officers of the Company and have examined the originals or certified, conformed or photostatic copies of such records of the Company, certificates of officers of the Company, certificates of public officials, and such other documents as we have deemed relevant and necessary under the circumstances as the basis of the opinion expressed herein. In all such examinations, we have assumed the authenticity of all documents submitted to us as originals or duplicate originals, the conformity to original documents of all document copies, the authenticity of the respective originals of such latter documents, and the correctness and completeness of such certificates. Finally, we have obtained from officers of the Company such assurances as we have considered necessary for the purposes of this opinion.

                  Based upon and subject to the foregoing and such other matters of fact and questions of law as we have deemed relevant in the circumstances, and in reliance thereon, it is our opinion that, when and if (a) the Registration Statement shall have become effective, as the same may


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MCLAUGHLIN & STERN, LLP

American Marine Recreation, Inc.
February 24, 1999
Page 2


hereafter be amended; and (b) the Securities to be sold for the account of the Company or the Representatives, as the case may be, shall have been sold for full and adequate consideration as contemplated in the Registration Statement, then all of the Securities, upon correct execution and delivery of proper certificates therefor, will be duly authorized, validly issued and outstanding, fully paid and nonassessable.

                  The undersigned hereby consents to the use of its name in the Registration Statement and in the prospectus forming a part of the Registration Statement (the "Prospectus"), to references to this opinion contained therein under the caption of the Prospectus entitled "Legal Matters," and to the inclusion of this opinion in the Exhibits to the Registration Statement.

                  We are members of the Bar of the State of New York and we do not express herein any opinion as to any matters governed by any law other than the law of the State of New York, the corporate law of the State of Delaware and the Federal laws of the United States.

                  This opinion is limited to the matters herein and may not be relied upon in any matter by any other person or used for any other purpose other than in connection with the corporate authority for the issuance of the Securities pursuant to and as contemplated by the Registration Statement.

                                                 Very truly yours,

                                                 McLAUGHLIN & STERN, LLP